Exhibit 99.1

DXC Technology Prices Senior Notes Offering

NEWS RELEASE – March 7, 2018

TYSONS, Va., March 7, 2018 — DXC Technology Company (NYSE: DXC) (“DXC”) today announced the pricing of an offering of £250 million aggregate principal amount of its 2.750% Senior Notes due 2025 (the “Notes”), priced at 99.528% of the aggregate principal amount. The offering is being made through an underwriting syndicate led by Lloyds Bank plc and Merrill Lynch International, as representatives of the underwriters. DXC has applied to list the Notes on the New York Stock Exchange. The issuance of the Notes is expected to close on or about March 15, 2018, subject to customary closing conditions.

DXC intends to use proceeds from the offering, after the payment of underwriting discounts and other fees and expenses, to repay a portion of the £287 million aggregate principal amount of outstanding borrowings under its revolving credit facility, however, depending on prevailing interest rates and other market conditions, DXC may choose to use the net proceeds for working capital and general corporate purposes, including, but not limited to, the repayment of other outstanding indebtedness.

A registration statement, including a prospectus, relating to the offering of the Notes has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and is effective. This press release shall not constitute an offer to sell nor the solicitation of an offer to buy any securities (including the Notes) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

A copy of the prospectus supplement and accompanying prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by sending a request to Lloyds Bank plc, 1095 Avenue of the Americas, 35th Floor, New York, NY 10036, telephone: +1 (212) 827 3117, attention: Ken Cawley; or Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, telephone: +1 (800) 294 1322, email: dg.prospectus_requests@baml.com, attention: Prospectus Department.

ABOUT DXC TECHNOLOGY

DXC Technology (NYSE: DXC) is the world’s leading independent, end-to-end IT services company, helping clients harness the power of innovation to thrive on change. Created by the merger of CSC and the Enterprise Services business of Hewlett Packard Enterprise, DXC Technology serves nearly 6,000 private and public sector clients across 70 countries. The company’s technology independence, global talent and extensive partner network combine to deliver powerful next-generation IT services and solutions. DXC Technology is recognized among the best corporate citizens globally.

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent DXC’s intentions, plans, expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. These statements are subject to numerous assumptions, risks, uncertainties, and other factors, many outside of DXC’s control, that could cause actual results to differ materially from the results described in such statements. For a description of these factors, including specific risks relating to the offering of the Notes, please see DXC’s most recently Quarterly Report on Form 10-Q and the prospectus supplement, filed with the SEC on March 7, 2018, and the accompanying prospectus, as well as the documents incorporated by reference therein, and any updating information in subsequent SEC filings. No assurance can be given that any goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events except as required by law.

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Contact:

Richard Adamonis, Corporate Media Relations, +1-862-228-3481, radamonis@dxc.com

Jonathan Ford, Investor Relations, +1-703-245-9700, investor.relations@dxc.com